                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Newport News Shipbuilding Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                        [Newport News Shipbuilding logo]

                         ANNUAL MEETING OF STOCKHOLDERS

                                      2001

                      [LOGO OF NEWPORT NEWS SHIPBUILDING]

                            4101 Washington Avenue
                       Newport News, Virginia 23607-2770

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                                                 April 13, 2001

To the Stockholders of
Newport News Shipbuilding Inc.:

  We are pleased to invite you to attend the Annual Meeting of Stockholders of Newport News Shipbuilding. The meeting will be held at the Crowne Plaza Richmond Hotel, 555 East Canal Street, Richmond, Virginia 23219, on Friday, May 18, 2001, beginning at 10:00 A.M. local time for the following purposes:

  (1) To re-elect two Class II directors to serve until the Annual Meeting of Stockholders in the year 2004;

  (2) To increase by 400,000 the number of shares authorized for issuance under the Newport News Shipbuilding Employee Stock Purchase and Accumulation Plan and to amend such plan to change its expiration date from December 31, 2001 to December 31, 2006;

  (3) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for 2001; and

  (4) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of, to vote at, and to participate in the meeting.

  Please note that you will be able to vote your shares by telephone or via the Internet. We believe you will find these "vote-by-phone" and "vote-by-Internet" options to be convenient and easy to use. The toll-free telephone number and Internet address, as well as instructions on how to use these convenient voting options, are included on the enclosed proxy card. Of course, if you prefer to vote your shares by written proxy, rather than by telephone or Internet, you may do so by marking, dating and signing the enclosed proxy card, and returning it in the enclosed envelope.

  Participants in the Newport News Shipbuilding 401(k) Investment Plan may not use the vote-by-telephone or vote-by-Internet options to direct the voting of shares attributable to their accounts and must execute and return the enclosed proxy card.

  Because your vote is important, you are requested to grant your proxy by telephone or Internet, or mark, date, sign and return the enclosed proxy card in the enclosed envelope, whether or not you expect to attend the meeting in person. Granting your proxy by telephone or Internet, or signing and returning the enclosed proxy card, will not affect your right to attend, or vote your shares in person at the meeting, should you choose to do so.

  In order to facilitate check-in at the meeting, an admission ticket will be required from each stockholder who wishes to attend. An admission ticket is included with these proxy materials.


                                      By order of the Board of Directors:

                                      /s/ Stephen B. Clarkson

                                      Stephen B. Clarkson
                                      Vice President, General Counsel and
                                       Secretary

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS

                      [LOGO OF NEWPORT NEWS SHIPBUILDING]

                            4101 Washington Avenue
                       Newport News, Virginia 23607-2770

                              GENERAL INFORMATION


  The enclosed proxy is solicited by and on behalf of Newport News Shipbuilding Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Crowne Plaza Richmond Hotel, 555 East Canal Street, Richmond, Virginia 23219, on Friday, May 18, 2001, beginning at 10:00 A.M. local time, and at any adjournments of such meeting. A copy of the Company's Annual Report, including financial statements for the year ended December 31, 2000, is enclosed with this proxy statement.

  The expense of this solicitation will be paid by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, mail or personal visits. The firm of Georgeson & Company has been retained to assist in the solicitation of proxies for a fee estimated at $25,000, plus out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Company will reimburse them for their charges and expenses.

  Only holders of record of the outstanding common stock, par value $.01 per share (the "Company Common Stock"), of the Company at the close of business on the record date for the meeting, March 30, 2001, are entitled to notice of, to vote at, and to participate in the meeting. On the record date, 35,396,356 shares of Company Common Stock were outstanding and entitled to vote at the Annual Meeting. Holders of Company Common Stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting and any adjournments.

  A majority of shares entitled to vote that are present at the meeting in person or are represented at the meeting by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are present or represented at the meeting, are included in the number of shares considered present or represented at the meeting for purposes of determining whether a quorum is present. Directors are elected by the affirmative vote of a majority of the quorum. Abstentions and Broker Shares that are not voted have the same effect as negative votes for purposes of electing directors.

  Approval of the increase to the number of shares authorized for issuance under the Newport News Shipbuilding Employee Stock Purchase and Accumulation Plan (the "Stock Purchase Plan") and the amendment of the Stock Purchase Plan to change its expiration date from December 31, 2001 to December 31, 2006 requires the affirmative vote of a majority of the quorum. Abstentions and Broker Shares that are not voted have the same effect as negative votes for purposes of approving this proposal.

  This proxy statement and the enclosed form of proxy were first mailed to stockholders on April 13, 2001.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

  The Company's Board of Directors is divided into three classes. At the Annual Meeting, two directors are expected to be re-elected to Class II to hold office for a term of three years and until their respective successors are duly elected and qualified. All nominees are current members of the Company's Board of Directors.

                        Information Concerning Nominees

       Class II (to serve until the 2004 Annual Meeting of Stockholders)

  LEON A. EDNEY, ADMIRAL (RET.) served in the United States Navy for 39 years, last serving as Supreme Allied Commander Atlantic (NATO) and Commander-in-Chief, U.S. Atlantic Command from May 1990 to August 1992. From August 1988 to May 1990 he served as the Vice Chief of Naval Operations. Admiral Edney retired from the Navy in August 1992. From September 1992 to April 1994 Admiral Edney served as a defense consultant to the U.S. Navy and from May 1994 to July 1995 he served as Vice President of Loral Company. He currently serves as a director of Armed Forces Benefit Services Inc., OrinCon Industries, the Armed Services YMCA, San Diego, as Chairman of the Board of the Naval Aviation Museum Foundation, as Capstone Senior Fellow and as a trustee of the Naval Academy Foundation. He was previously the Distinguished Leadership Chair-United States Naval Academy, a director of the Retired Officers Association, and Senior Fellow at the Center for Naval Analysis. Admiral Edney is 66 years old and has been a director of the Company since January 1997.

  HON. JOSEPH J. SISCO has been a partner of Sisco Associates, a management-consulting firm, since January 1980. Previously he served as President and Chancellor of the American University and was employed by the United States Department of State for 25 years, last serving as Under Secretary of State for Political Affairs. He is also a director of Braun AG. Dr. Sisco served as a director of Tenneco Inc. from 1977 until his retirement from the Tenneco Board in May 1996. He was also a director of The Interpublic Group of Companies, Inc. and Raytheon Company until 1997. Previously he was a director of The Gillette Company and GEICO Corporation. Dr. Sisco is 81 years old and has been a director of the Company since October 1996.

  Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the two persons named above. If either nominee should become unable or unavailable to serve, the Board of Directors may designate a substitute nominee, for whom the proxies will be voted. Alternatively, the Board may reduce the size of the Class to the remaining nominee, for whom the proxies will be voted.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RE-ELECTION OF MR. EDNEY AND DR. SISCO TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN THE YEAR 2004.

                        DIRECTORS CONTINUING IN OFFICE

  There are six directors whose present term of office will continue until 2002 or 2003, as indicated below, and until their respective successors are duly elected and qualified.

       Class I (to serve until the 2003 Annual Meeting of Stockholders)

  WILLIAM P. FRICKS has served as Chairman and Chief Executive Officer of the Company since January 1997. Prior to that he was Chief Executive Officer from November 1995 and President and Chief Operating Officer from September 1994. Mr. Fricks first joined Newport News in 1966. He was appointed Senior Vice President in 1988 and Executive Vice President in 1992. Mr. Fricks is a member of the Propeller Club of the United States and serves on the Board of the Naval Submarine League. He is a Life Member of the Navy League of the United States and of the Surface Navy Association, a member of the Council of the American Bureau of Shipping, and is past Chairman of the Board of Directors of the American Shipbuilding Association. Mr. Fricks is on the Board of Directors of the Hampton Roads Partnership, the WHRO Foundation and serves on the Board of Trustees of The Mariners' Museum. He is a member of the Virginia Business Council and the Virginia Business Higher Education Council. Mr. Fricks is 56 years old and has been a director of the Company since October 1996.

  DR. WILLIAM R. HARVEY has been President of Hampton University, in Hampton, Virginia, since July 1978. He is also the owner of the Pepsi-Cola Bottling Company of Houghton, Michigan. Dr. Harvey currently serves as a director of the First Union National Bank--Mid-Atlantic Region and Trigon Blue Cross Blue Shield of Virginia. Previously he served on the President's National Advisory Council on Elementary and Secondary Education, the Defense Advisory Committee on Women in the Service, the Fund for the Improvement of Postsecondary Education, the Commission on Presidential Scholars, the President's Advisory Board on Historically Black Colleges and the U.S. Department of Commerce Minority Economic Development Advisory Board. Dr. Harvey previously held the positions of Administrative Vice President of Tuskegee University, Administrative Assistant to the President of Fisk University and as Assistant for Governmental Affairs to the Dean at Harvard University's Graduate School of Education. Dr. Harvey is 60 years old and has served as a director of the Company since January 1997.

  STEPHEN R. WILSON has served as Executive Vice President and Chief Financial Officer of Bridge Information Systems in New York, New York, since January 2000. From February 1998 until October 1999 he served as the Group Finance Director of Reckitt & Colman plc. Before that, he served as the Executive Vice President and Chief Financial Officer of Reader's Digest Association, Inc. from April 1995 to September 1997. From March 1993 to April 1995 he served as the Executive Vice President and Chief Financial Officer of RJR Nabisco, Inc. From October 1990 until March 1993 Mr. Wilson served as Senior Vice President, Corporate Development of RJR Nabisco. Mr. Wilson is 54 years old and has been a director of the Company since January 1997.

      Class III (to serve until the 2002 Annual Meeting of Stockholders)

  HON. GERALD L. BALILES has been a partner with the law firm of Hunton & Williams since February 1990. From 1986 until January 1990 he served as Governor of the Commonwealth of Virginia. While Governor, he served as Chairman of the National Governors' Association from 1988 to 1989. He currently serves as Chairman of the Richmond Regional Transportation Advocacy Board, a member of the Council on Foreign Relations, a director of Norfolk Southern Corporation, on the United States Council for International Business and on The Greater Richmond World Affairs Council. He has served as Chairman of the Public Broadcasting Service (PBS) and as a member of The Atlantic Council of the United States and the Washington Airports Task Force. Governor Baliles is 60 years old and has been a director of the Company since January 1997.

  HON. CHARLES A. BOWSHER served as the Comptroller General of the United States from 1981 to 1996. Prior to his appointment as Comptroller General, Mr. Bowsher served as Assistant Secretary of the Navy for Financial Management and was a partner in the accounting and auditing firm of Arthur Andersen LLP. Currently he serves on the boards of American Express Bank, DeVry Inc., the Hitachi Foundation, the Concord Coalition and the Committee for a Responsible Federal Budget. Mr. Bowsher is 69 years old and has been a director of the Company since August 1999.

  HON. SHIRLEY ANN JACKSON has been the President of Rensselaer Polytechnic Institute, Troy, New York, since July 1999. Dr. Jackson served as Chairman of the U. S. Nuclear Regulatory Commission (NRC) from July 1995 to July 1999, and as Chairman of the International Nuclear Regulators Association (INRA) from May 1997 until May 1999. Prior to that, she was Professor of Physics at Rutgers University, New Brunswick, New Jersey, concurrently serving as a consultant in semiconductor theory at AT&T Bell Laboratories, and conducted research in physics at AT&T Bell Laboratories. Dr. Jackson currently serves as a director of Federal

Express Corp., Sealed Air Corporation, SCI Systems and USX Corporation. She is a member of the Board of Trustees of The Brookings Institution and the Massachusetts Institute of Technology. Dr. Jackson is 54 years old and has been a member of the Board of Directors since July 2000.

                     COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has four standing committees, which have the following responsibilities and authority:

  Audit Committee. The Audit Committee has the responsibility, among other things, to (i) review the performance and recommend the selection or replacement of the Company's independent public accountants (the "Accountants"), (ii) review and approve the scope of the Accountants' audit activity and extent of non-audit services and the fees and other compensation to be paid to the Accountants for those activities and services, (iii) review with management and the Accountants, both within and out of the presence of the Company's management, the adequacy of the Company's accounting systems and internal controls and the effectiveness of the Company's internal audit plan and activities, (iv) review with management and the Accountants the results of the Company's annual audits and its audited annual and unaudited quarterly financial statements and exercise general oversight of the Company's financial reporting processes, (v) require and receive from and discuss with the Accountants the Accountants' written disclosures delineating all relationships between the Accountants and the Company, including those that may impact the objectivity and independence of the Accountants, and report and make recommendations to the full Board with respect to the Committee's assessment of the Accountants' independence, (vi) review with management litigation and other legal matters that may affect the Company's financial condition, (vii) monitor compliance with the Company's business conduct and other policies and
(viii) conduct special reviews into any matters within the Committee's scope of responsibilities and make recommendations to the Board with respect to the results of such reviews. The Members of the Audit Committee are Messrs. Wilson, Edney and Bowsher and Drs. Sisco and Jackson. Mr. Wilson is the Chairman of the Audit Committee.

  Compensation and Benefits Committee. The Compensation and Benefits Committee has the responsibility, among other things, to (i) establish the salary rates of officers and certain other employees of the Company, (ii) examine periodically the compensation structure of the Company and (iii) supervise the welfare, pension and compensation plans of the Company. The Members of the Compensation and Benefits Committee are Messrs. Bowsher and Wilson and Drs. Harvey and Sisco. Dr. Sisco is the Chairman of the Compensation and Benefits Committee.

  Nominating and Management Development Committee. The Nominating and Management Development Committee has the responsibility, among other things, to (i) review possible candidates for election to the Board of Directors and recommend a slate of nominees for election as directors at the Company's Annual Meeting of Stockholders, (ii) review the function and composition of the other committees of the Board of Directors and recommend membership on such committees and (iii) review the qualifications and recommend candidates for election as officers of the Company. The Members of the Nominating and Management Development Committee are Messrs. Baliles and Edney and Drs. Jackson and Harvey. Governor Baliles is the Chairman of the Nominating and Management Development Committee.

  Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating and Management Development Committee in accordance with the procedures set forth below under the heading "Stockholder Proposals and Director Nominations for the 2002 Annual Meeting of Stockholders."

  Executive Committee. Other than certain matters assigned to the Compensation and Benefits Committee, the Executive Committee has, during the intervals between meetings of the Board of Directors, the authority to exercise all the powers of the Board that may be delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Members of the Executive Committee are Messrs. Fricks, Baliles and Wilson. Mr. Fricks is the Chairman of the Executive Committee.

  During 2000, there were six meetings of the Board of Directors, four meetings of the Audit Committee, four meetings of the Compensation and Benefits Committee, four meetings of the Nominating and Management Development Committee and no meetings of the Executive Committee. During 2000, or the portion of 2000 during which each director served, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he or she served.

                           COMPENSATION OF DIRECTORS

  All directors who are not also employees of the Company are paid a director's fee of $30,000 per annum, $14,500 in cash and the remainder in restricted shares of Company Common Stock, and an attendance fee of $1,500, plus expenses, for each meeting of the Board of Directors and an attendance fee of $1,000, plus expenses, for each committee meeting attended. Each director who serves as chairman of a committee of the Board is paid an additional fee of $4,000 per annum per chairmanship.

  Directors who are not also employees of the Company each receive an initial grant of 2,000 stock options upon joining the Board of Directors and an additional 2,000 stock options annually. Directors who are not also employees of the Company each receive a one-time grant of 1,000 shares of restricted stock upon joining the Board.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth below is the ownership, as of March 30, 2001 (except as otherwise stated), of the number of shares and percentage of Company Common Stock beneficially owned by (i) each director of the Company, (ii) each executive officer of the Company whose name is set forth on the Summary Compensation Table, (iii) all executive officers and directors of the Company as a group and (iv) all persons beneficially owning more than 5% of the outstanding Company Common Stock.

                                                  Shares of the      Aggregate
                                               Company Common Stock  Percentage
                                                     Owned(a)         Owned(b)
-------------------------------------------------------------------------------
William P. Fricks............................         467,155(c)(d)     1.32%
Hon. Gerald L. Baliles.......................           8,674(c)           *
Hon. Charles A. Bowsher......................           3,163(c)           *
Leon A. Edney, Admiral (Ret.)................           6,574(c)           *
Dr. William R. Harvey........................           8,574(c)           *
Hon. Shirley Ann Jackson.....................             372(c)           *
Hon. Joseph J. Sisco.........................           8,900(c)           *
Stephen R. Wilson............................           6,962(c)           *
Thomas C. Schievelbein.......................         213,759(c)(d)        *
Alfred Little, Jr. ..........................          77,196(c)(d)        *
Stephen B. Clarkson..........................         108,009(c)(d)        *
William G. Cridlin, Jr. .....................          84,146(c)(d)        *
All directors and executive officers as a
 group (18 persons)..........................       1,251,636(c)(d)     3.54%


Cascade Investment LLC & William H. Gates III
 2365 Carillion Point
 Kirkland, WA 98033 & One Microsoft Way
 Redmond, WA 98052...........................       2,562,900(e)        7.24%

--------
  (a) Except as described in the notes below, each director, executive officer and 5% holder has sole voting and dispositive power over the shares beneficially owned, as set forth in this column.

            Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons owning more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of Company Common Stock and derivative securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange. All directors and executive officers filed on a timely basis all reports required to be filed in 2000, except for a single report of a single sale of Company stock in August 2000, which was inadvertently filed late by Mr. Stephen R. Wilson, a member of the Company's Board of Directors.

                            EXECUTIVE COMPENSATION

      Newport News Shipbuilding Inc. Compensation and Benefits Committee
                       Report on Executive Compensation

  The Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors, which consists entirely of non-employee directors, provides the following report on executive compensation. Under the Compensation Committee's supervision, the Company has developed and implemented the executive compensation philosophy, policies, plans and programs described below.

Compensation Philosophy

  The Company has established a basic philosophy for executive compensation to reward executives primarily based upon their ability to improve the financial performance of the Company and increase shareholder value. The Compensation Committee believes this pay-for-performance philosophy will appropriately link the interests of executives with those of stockholders.

  Accordingly, the Company's executive compensation program has been structured to:

  . Align the total compensation paid to the Company's executives with the Company's business goals, including (but not limited to) operating income, cash flow, earnings per share, stock price growth, business development, quality of earnings, equal employment opportunity, leadership development and health, safety and environmental.

--------
Footnotes continued from page 5

  (b) Except as indicated, each person or group beneficially owns less than 1% of the outstanding Company Common Stock. All percentages are based on 35,396,356 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting as of March 30, 2001.

  (c) Includes options held by Messrs. Fricks, Baliles, Bowsher, Edney, Wilson, Schievelbein, Little, Clarkson and Cridlin and Drs. Harvey, Sisco and Jackson, which may be exercised on or before June 9, 2001, to acquire 324,321, 4,999, 1,332, 2,999, 4,999, 145,934, 45,564, 69,427, 40,564, 4,999, 0 and 0
shares of Company Common Stock, respectively. All directors and executive officers as a group have options, which may be exercised on or before June 9, 2001, for 793,767 shares of Company Common Stock.

  (d) Includes shares held under the Company's 401(k) plan. Shares in the Company's 401(k) plan held by Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin were 16,787, 2,507, 1,625, 4,152 and 4,790, respectively. All directors and executive officers as a group held 40,708 shares in the 401(k) plan.

  (e) The number of shares owned is as reported in Schedule 13G filed by Cascade Investment LLC and William H. Gates III with the Securities and Exchange Commission on February 18, 2000. All shares may be deemed beneficially owned by William H. Gates III as the sole member of Cascade Investment LLC. Cascade Investment LLC & William H. Gates III reported shared voting and dispositive power for all shares beneficially owned.

  . Reinforce a pay-for-performance culture through significant short- and long-term incentives. Performance-based pay constitutes the significant majority of compensation opportunities available to all of the Company's senior executives. For performance above target, executives have significantly higher award opportunities. For performance below target, award opportunities are significantly reduced and below certain levels, no award may be earned. Greater emphasis is placed on incentives that reward executives for sustained long-term performance.

  . Strengthen the linkage between stockholders' and executives' interests through stock-based incentives and stock ownership requirements. A significant portion of each executive's on-going compensation will be derived from stock-based compensation, including stock options and performance shares, which require stock price growth and/or achievement of earnings per share growth before any value is received by executives. These stock-based incentives also contain vesting requirements, which aid in the retention of key executive talent. Additionally, each executive is required to achieve and maintain certain stock ownership levels, which vary with executive level.

  . Attract and retain high quality executive talent by providing competitive total compensation. The on-going compensation program provides total compensation levels at market medians (50th percentile) when the Company achieves targeted performance objectives. However, Company performance above established performance objectives can result in a total compensation package that is above market medians. Conversely, Company performance below established performance objectives can result in a total compensation package significantly below market medians.

  Under this structure, the Company's executive compensation program has been designed to provide total compensation at competitive levels from three primary sources -- base salary, annual cash incentive awards and long-term, stock-based incentive awards, such as stock options and performance shares. The following is a description of each of the components of the program.

Base Salary

  The Compensation Committee reviews annually base salaries for senior executives. Each executive's base salary, and any adjustments thereto, is based on a review of (i) the executive's sustained level of performance, (ii) demonstration of leadership competencies, (iii) judgments as to the executive's past and expected future contributions to the Company and (iv) market survey data for comparable positions. Salary recommendations for senior executives are developed under the direction of the Chief Executive Officer and approved by the Compensation Committee. However, the base salary of the Chief Executive Officer is set by the Compensation Committee alone.

  Data on competitive market salaries are provided annually to the Compensation Committee by an independent executive compensation consultant. Survey data are derived from a sample of similarly sized organizations within the same or highly related industries (the "Comparator Group"). The Comparator Group consists of organizations within the shipbuilding, defense and heavy manufacturing industries. The companies comprising the Comparator Group are not necessarily the same companies in the peer group indices in the performance graph included in this proxy statement. Such indices are intended to provide a relative comparison of the Company's total return to shareholders and are not necessarily indicative of the Company's market for executive talent. Comparator Group survey data are supplemented by other published market survey data.

  In keeping with the Company's performance-based compensation philosophy (i.e., placing greater emphasis on variable rather than fixed pay), salaries for the Company's senior executives, including the named executives, are at or below market medians (50th percentile) for similar positions at companies of similar size in the Comparator Group.

Annual Incentives

  The primary purpose of the Company's Annual Incentive Plan ("AIP") is to provide executives with an incentive to promote the success of the Company through an opportunity to earn additional cash compensation based on achieving key Company goals. Annual incentive plan opportunities (targets) are also established using Comparator Group and other market survey data. The Company's AIP provides that Company executives will receive cash payments under the Plan if the Company meets specified performance goals. These goals will typically consist of (but not be limited to) one or more of the following financial measures: operating income, operating cash flow, earnings per share, return on equity, return on investment, and net income. Larger payouts may be earned if Plan goals are exceeded. Conversely, smaller payouts (or no payout) may be earned if Plan goals are not met.

  In addition, the level of awards earned through the attainment of financial goals can be adjusted, upward or downward, based on the Company's performance related to other important business objectives including health and safety, equal employment opportunity, environmental, leadership development, business development and quality of earnings.

  The Compensation Committee is responsible for establishing performance measures and performance targets at the beginning of each year, for evaluating performance against these targets, and for determining individual awards for senior executives earned under the AIP. Individual incentive awards are based on Company performance against targets, both financial and non-financial, and evaluations of individual performance. The Compensation Committee exercises its discretion in performing these reviews and in determining the amount of actual awards, if any.

  For 2000, the principal financial measures were operating income (weighted 60%) and operating cash flow (weighted 40%). Actual performance on these measures exceeded budgeted performance for 2000 resulting in awards to executives, including all named executives, averaging 28% above targeted levels.

Long-term Incentives

  The Company's long-term, stock-based incentive plan is designed to align a significant portion of the executive's total compensation with stockholder interests. The Newport News Shipbuilding Inc. Stock Ownership Plan, and its successor Newport News Shipbuilding Inc. 1998 Stock Incentive Plan, provide the flexibility to grant long-term incentives in a variety of forms, including stock options, performance shares, restricted stock, stock appreciation rights, and other stock-based incentive vehicles. Periodically, the Compensation Committee establishes the types and levels of long-term incentives it believes are most likely to support the achievement of the Company's performance and total compensation objectives. At increasing levels of executive responsibility, it is the Compensation Committee's intent that executives derive a larger percentage of total compensation from long-term, stock-based incentive vehicles.

  Long-term incentives granted in 2000 were a combination of stock options and performance shares. Incentive opportunities were graduated by executive level. The number of options and performance shares granted in 2000 to each executive was based on a review of the grant levels and practices for a Comparator Group described earlier in this report. Based on the Company's pay philosophy, the opportunities for the Company's executive officers are targeted somewhat above the median of the market.

  Earnings per share ("EPS") is the performance measure used to determine actual performance share awards earned under the Plan. Payout levels are based upon performance against EPS goals over a three-year period. Larger payouts are earned if EPS goals are exceeded. Conversely, smaller payouts (or no payout) may be earned if EPS goals are not met.

  Performance shares granted in 1998 were to be earned based on the Company's EPS performance for the years 1998-2000. Based on the Company's outstanding EPS performance for this period, awards were earned at levels significantly above target.

Executive Stock Ownership

  The Compensation Committee believes that stockholder interests are enhanced through executive stock ownership. Accordingly, the Compensation Committee has established stock ownership requirements for the Company's key executives. The share requirements are defined as a multiple of each executive's base salary. The multiple varies with level of executive responsibility from four times base salary at the highest executive level ("CEO") to one times base salary at the lowest executive level. All of the named executive officers included in the Summary Compensation Table have exceeded established stock ownership requirements.

CEO Compensation

  The Compensation Committee established the compensation level for Mr. Fricks using data for CEO's in the Comparator Group as a benchmark. Mr. Fricks' cash compensation target opportunity (salary plus annual incentive) is below the market median while long-term, stock-based compensation target opportunities are above the market median. This approach corresponds to the Company's stated philosophy of substantially emphasizing performance-based pay and shareholder alignment over fixed pay. Total compensation opportunities approximate the market median. Annually, Mr. Fricks is eligible to receive compensation under the AIP and stock-based incentive grants consistent with the provisions of the Stock Ownership Plan based on performance against pre-established targets approved by the Compensation Committee.

  For 2000, the Committee increased Mr. Fricks' salary to $610,000, which was an 8.9% increase from his $560,000 salary in 1999. The Compensation Committee considered this salary adjustment appropriate in view of market data and Mr. Fricks' sustained level of performance and effectiveness in providing strategic leadership to the Company. Mr. Fricks' base salary remains somewhat below the median for his peers in the Comparator Group. However, as described earlier, his total compensation opportunity approximates the market median.

  In recognition of the exceptional Company performance achieved in 2000 under Mr. Fricks' leadership, the Compensation Committee granted Mr. Fricks an annual incentive award of $800,000. Also, annual stock awards (options and performance shares) were made to Mr. Fricks on the same basis as those made to other executives as described above. Mr. Fricks, and other eligible executives, also received a payout for performance shares earned based upon the three-year performance cycle that ended December 31, 2000. As noted elsewhere in this report, the payout based on EPS performance was significantly above target.

Deductibility of Compensation

  For Federal income tax purposes, publicly held corporations are not permitted to deduct compensation paid to any named executive in excess of $1 million unless the compensation is performance-based. Stock options and performance share grants under the Company's Stock Ownership Plan and the 1998 Stock Incentive Plan described earlier in this report are designed and administered to maintain deductibility under IRC Section 162(m).

  The Committee believes it is in the best interests of the shareholders to maintain discretionary control over the annual cash portion of executive compensation and that the decrease in any tax liability that would result from further action to reduce exposure to the $1 million limitation would be insufficient to warrant a change to the present compensation system.

  The Compensation Committee believes the overall design of the compensation program appropriately links executive and stockholder interests. The Committee will regularly evaluate the program to ensure continued future alignment.

                                          Compensation and Benefits Committee

                                          Hon. Joseph J. Sisco (Chairman)
                                          Hon. Charles A. Bowsher
                                          Dr. William R. Harvey
                                          Stephen R. Wilson

                       Compensation of Executive Officers

  The following Summary Compensation Table sets forth the remuneration paid by the Company (i) to the Chairman and Chief Executive Officer of the Company and
(ii) to each of the four other most highly compensated executive officers of the Company during the three fiscal years ended December 31, 2000.

                           Summary Compensation Table


                                                                               Long-term Compensation
                                                                             -------------------------
                                        Annual Compensation                  Awards            Payouts
                               -------------------------------------------------------------------------
                                                        Other Annual            Securities                 All Other
        Name and                                        Compensation Restricted Underlying      LTIP      Compensation
   Principal Position     Year Salary($)(a) Bonus($)(a)    ($)(b)    Stock ($)  Options (#) Payouts($)(c)    ($)(d)
----------------------------------------------------------------------------------------------------------------------
William P. Fricks         2000   610,000      800,000      31,906       --        80,780      4,199,148    1,358,679
Chairman and Chief        1999   560,000      850,000      27,489       --        61,040      1,017,500      310,915
Executive Officer         1998   540,000      685,000      23,347       --        68,515            --       109,850
----------------------------------------------------------------------------------------------------------------------
Thomas C. Schievelbein    2000   410,000      400,000      23,874       --        38,050      2,139,288      677,529
Executive Vice President  1999   381,000      430,000      24,204       --        28,820        543,290      150,071
and Chief Operating
 Officer                  1998   365,000      358,000      17,695       --        35,870            --        57,860
----------------------------------------------------------------------------------------------------------------------
Alfred Little, Jr.        2000   260,500      170,000      11,675       --        18,040        936,808      286,999
Vice President--Human     1999   241,500      194,000      12,161       --        13,600        244,475       61,023
Resources and EH&S        1998   231,500      165,000      10,037       --        16,685            --        42,452
----------------------------------------------------------------------------------------------------------------------
Stephen B. Clarkson       2000   251,000      161,000      11,431       --        18,040        936,808      270,685
Vice President, General   1999   241,500      185,000      13,324       --        13,600        244,475       49,817
Counsel and Secretary     1998   231,500      156,000      10,428       --        16,685            --        37,063
----------------------------------------------------------------------------------------------------------------------
W. G. Cridlin, Jr.        2000   210,500      139,500       8,700       --        18,040        936,808      242,561
Vice President and
 General                  1999   203,000      141,000       8,015       --        13,600        244,475       64,239
Manager--Submarine        1998   195,000      130,000       7,881       --        16,685            --        35,674
Programs

--------
  (a) Includes amounts contributed by the named executives to the Company's 401(k) and deferred compensation plans in the case of salary, and deferred compensation plan in the case of bonus.

  (b) Amounts reported under the column represent amounts reimbursed for the payment of taxes. Executives also received certain perquisites from the Company during each reportable year, the cost of which for each named executive did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of that executive as reported in the table above.

  (c) Includes two awards: (i) an annual award of performance shares that was earned based on the Company's EPS performance over a three-year performance period and (ii) a special, one-time performance share award following the Company's spin-off from its parent company that was earned based on the Company's stock price performance. This latter award was intended to focus executive attention on stockholder value and provide for the retention of key executives through vesting requirements.

  (d) The amounts shown in this column for 2000 include the following: amounts contributed or paid by the Company under the Company's 401(k), ESOP, and deferred compensation plans for Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin were $1,322,294, $661,489, $278,614, $258,595 and $234,567, respectively, although all amounts contributed are not vested; amounts imputed as income for federal income tax purposes under the Company's group life insurance plan for Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin were $11,666, $2,937, $1,924, $5,629 and $1,533, respectively; and dividend equivalents accrued or paid on performance shares held by Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin were $24,719, $13,103, $6,461, $6,461 and $6,461, respectively.

                             Option Grants in 2000

  The following table sets forth the number of stock options to acquire Company Common Stock that were granted in 2000 to the following persons named in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                         Individual Grants(a)
                        ------------------------------------------------------
                                                                               Potential Realizable Value
                                                                                 at Assumed Annual Rates
                        Number of    % of Total                                      of Stock Price
                        Securities    Options                                    Appreciation for Option
                        Underlying   Granted to   Exercise or                             Term
                         Options    Employees in   Base Price                  ---------------------------
         Name           Granted(#) Fiscal Year(b) Per Share($) Expiration Date     5%($)        10%($)
         ----           ---------- -------------- ------------ --------------- ------------- -------------
William P. Fricks         80,780       13.69%       25.4375       1/2/2010         1,292,279     3,274,888
Thomas C. Schievelbein    38,050        6.45%       25.4375       1/2/2010           608,705     1,542,578
Alfred Little, Jr.        18,040        3.06%       25.4375       1/2/2010           288,595       731,356
Stephen B. Clarkson       18,040        3.06%       25.4375       1/2/2010           288,595       731,356
W. G. Cridlin, Jr.        18,040        3.06%       25.4375       1/2/2010           288,595       731,356

--------
  (a) All options vest ratably over three years beginning with the first anniversary of the original grant date.

  (b) Based on 589,916 options granted to all employees in 2000.

      Aggregate Option Exercises in 2000 and 2000 Year-end Option Values

  The following table provides information as to options exercised by each of the named executive officers of the Company during 2000 and the number of securities underlying unexercised options and the value of unexercised, in-the-money options as of December 31, 2000. The Company has not granted any stock appreciation rights.

                                                     Number of Securities
                                                    Underlying Unexercised   Value of Unexercised In-
                                                       Options At Fiscal       The-Money Options at
                          Shares    Value Realized        Year-End(#)          Fiscal Year-End($)(b)
                        Acquired on       on       ------------------------- -------------------------
         Name           Exercise(#) Exercise($)(a) Exercisable Unexercisable Exercisable Unexercisable
         ----           ----------- -------------- ----------- ------------- ----------- -------------
William P. Fricks            --            --        338,209      144,313    11,805,559    3,562,742
Thomas C. Schievelbein       --            --        159,453       69,221     5,527,336    1,711,664
Alfred Little, Jr.        12,600       417,601        26,456       32,669       901,689      807,780
Stephen B. Clarkson       22,851       765,086        53,319       32,669     1,789,486      807,780
W. G. Cridlin, Jr.        51,880       801,991        24,456       32,669       705,372      807,780

--------
  (a) Value realized is equal to the difference between the option exercise price and the fair market value of Company Common Stock on the date of exercise multiplied by the number of options exercised. The payment of related withholding taxes is not reflected in the table.

  (b) The value of unexercised stock options reflects the difference between the exercise price of unexercised in-the-money options and the price of Company Common Stock as of year-end. Options are in the money if the fair market value of the underlying Company Common Stock exceeds the exercise price of the option.

                           Long-Term Incentive Plan

                       Performance Share Awards in 2000

  The following table shows the threshold, target and maximum number of shares of Company Common Stock that can be earned based on performance shares granted in 2000. The number of shares earned depends upon the achievement of earnings per share objectives approved by the Board of Directors.

                                     Performance
                                      or Other
                           Number of   Period
                            Shares,     Until
                           Units or  Maturation       Estimated Future Payout
                             Other       or      ---------------------------------
            Name           Rights(#)  Payout(a)  Threshold(#) Target(#) Maximum(#)
            ----           --------- ----------- ------------ --------- ----------
   William P. Fricks        23,760     3 years      7,128      23,760     47,520
   Thomas C. Schievelbein   11,190     3 years      3,357      11,190     22,380
   Alfred Little, Jr.        5,310     3 years      1,593       5,310     10,620
   Stephen B. Clarkson       5,310     3 years      1,593       5,310     10,620
   W. G. Cridlin, Jr.        5,310     3 years      1,593       5,310     10,620

--------
  (a) January 1, 2000 through December 31, 2002.

                               Performance Graph

  The following graph presents a comparison of the cumulative total stockholder return for calendar years ended December 31, 1996, 1997, 1998, 1999 and 2000 as compared to the Standard & Poors 400 (Midcap) Stock Index and the Standard & Poors Aerospace/Defense 500 Stock Index. The Company is a component of both indices. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in Company Common Stock was $100 on December 31, 1996. The graph is not, and is not intended to be, indicative of future performance of Company Common Stock. Performance for years prior to 1997 is not shown, because the Company's shares did not trade publicly until December 11, 1996.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG NEWPORT NEWS SHIPBUILDING INC.,S&P
           400 (MIDCAP) INDEX AND S&P AEROSPACE/DEFENSE 500 INDEX(a)

                                    [GRAPH]

                        12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
Newport News
  Shipbuilding           $100        $171      $226       $187       $348
S&P 500
  Aerospace/Defense      $100        $103      $ 79       $ 77       $114
S&P 400 Midcap           $100        $132      $158       $181       $202
------------------
/(a)/ Total return equals stock price appreciation plus reinvested dividends.

                              Pension Plan Table

  The following table sets forth the aggregate estimated annual benefits payable to the named executives upon normal retirement (at age 65 with at least five years of participation) pursuant to the Company's qualified retirement and non-qualified restoration plans, calculated based on compensation covered under the plans and years of service with the Company.

                               Years of Participation
              --------------------------------------------------------
Remuneration     5      10      15      20      25      30       35
----------------------------------------------------------------------
 $  200,000   $16,000 $31,000 $47,000 $63,000 $79,000 $94,000 $110,000
   300,000     24,000  47,000  71,000  94,000 118,000 141,000  165,000
   400,000     31,000  63,000  94,000 126,000 157,000 189,000  220,000
   500,000     39,000  79,000 118,000 157,000 196,000 236,000  275,000
   600,000     47,000  94,000 141,000 189,000 236,000 283,000  330,000
   700,000     55,000 110,000 165,000 220,000 275,000 330,000  385,000
   800,000     63,000 126,000 189,000 251,000 314,000 377,000  440,000
   900,000     71,000 141,000 212,000 283,000 354,000 424,000  495,000
 1,000,000     79,000 157,000 236,000 314,000 393,000 471,000  550,000
 1,100,000     86,000 173,000 259,000 346,000 432,000 519,000  605,000
 1,200,000     94,000 189,000 283,000 377,000 471,000 566,000  660,000
 1,300,000    102,000 204,000 306,000 409,000 511,000 613,000  715,000
 1,400,000    110,000 220,000 330,000 440,000 550,000 660,000  770,000
 1,500,000    118,000 236,000 354,000 471,000 589,000 707,000  825,000
 1,600,000    126,000 251,000 377,000 503,000 629,000 754,000  880,000
 1,700,000    134,000 267,000 401,000 534,000 668,000 801,000  935,000
 1,800,000    141,000 283,000 424,000 566,000 707,000 849,000  990,000

  The benefits set forth above are computed as a straight life annuity and are based on years of service with the Company and the employee's final average compensation (salary and bonus) for the executive's last five years of employment with the Company.

  Benefits under the Company's retirement plans are subject to an offset for benefits accrued under the Company's former parent's retirement plans but are not subject to any reduction for Social Security.

  Certain executive officers of the Company, selected by the Compensation and Benefits Committee of the Board of Directors, participate in the Company's non-qualified supplemental executive retirement plan (SERP), adopted on March 30, 1999. Full benefits under the SERP are payable only to those executives who retire at or after age 60 with at least five years of service and participation in the SERP. Currently, all of the named executives participate in the SERP. The SERP provides a total pension of (a) up to 50% of average compensation (salary and bonus) for the executive's highest three of the last five years of employment, or (b) the pension that would be provided by the qualified retirement plan, without regard to IRS limitations on plan compensation or benefits, whichever is greater. It is estimated that, at normal retirement, Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin will receive annual retirement benefits under the SERP, in addition to benefits indicated in the Pension Table above, of $45,597, $99,506, $150,396, $129,081 and $10,890, respectively. SERP benefits are net of retirement benefits payable under the Company's qualified retirement and non-qualified restoration plans and the Company's former parent's retirement plans.

  The number of years of credited participation under the Company's qualified retirement and non-qualified restoration plans for Messrs. Fricks, Schievelbein, Little, Clarkson and Cridlin are 33, 12, 13, 9 and 31, respectively. In the case of Mr. Fricks, the method of calculating years of credited service has been changed from prior years to reflect changes in Mr. Fricks' employment agreement which provides certain additional pension benefits (See Employment Contracts, Termination of Employment and Change-In-Control Arrangements, below). All the named executives have two years of credited participation under the Company's SERP.

     Employment Contracts, Termination of Employment and Change-in-Control
                                 Arrangements

  The Company has an employment contract with Mr. Fricks for a term ending December 12, 2001. The contract provides for automatic one-year extensions unless a notice of termination is given by the Board of Directors at least 90 days prior to the expiration of the agreement. Effective January 1, 2001, Mr. Fricks will be paid a base salary of $650,000. Mr. Fricks' base salary is subject to such adjustments as may, from time to time, be approved by the Compensation Committee of the Board of Directors. Mr. Fricks also receives annual financial planning services and retirement and other benefits. The contract provides that, upon Mr. Fricks' separation from the Company, he will receive career transition assistance of up to $75,000. Upon involuntary termination, or if the term of the contract is not extended, the Company will pay Mr. Fricks a severance benefit in an amount equal to three times the sum of his then-current base salary and the greater of (a) his target bonus for the calendar year in which termination occurs or (b) his most recently awarded bonus.

  Subject to approval of the Board of Directors, Mr. Fricks' outstanding restricted stock, stock option and performance share awards will vest and/or become exercisable in the event of his involuntary termination or if the term of the contract is not extended. The contract includes a supplemental pension agreement that provides for certain retirement benefits such that his total pension is the greater of 60% of the sum of the three-year average of his base pay and the three-year average of his short-term incentive compensation, or the actuarial equivalent of any earlier retirement benefit that he could have elected to receive. Under this employment contract, it is estimated that, at normal retirement, Mr. Fricks will receive a supplemental annual retirement benefit of $411,000.

  The Company also has an employment contract with Mr. Schievelbein for a three-year term commencing June 1, 1998. The contract provides for automatic one-year extensions unless a notice of termination is given by the Company at least 90 days prior to the expiration of the contract. Effective January 1, 2001, Mr. Schievelbein will be paid a base salary of $435,000. Mr. Schievelbein's base salary is subject to such adjustments as may, from time to time, be approved by the Compensation Committee of the Board of Directors. Mr. Schievelbein also receives annual financial planning services and retirement and other benefits. The contract provides that, upon Mr. Schievelbein's separation from the Company, he will receive career transition assistance of up to $50,000. Upon involuntary termination, or if the term of the contract is not extended, the Company will pay Mr. Schievelbein a severance benefit in an amount equal to two times his total cash compensation (base salary plus targeted bonus) in effect on the date of termination.

  In addition, subject to the approval of the Compensation Committee of the Board of Directors, outstanding restricted stock, stock option and performance share awards held by Mr. Schievelbein will vest and/or become exercisable in the event of his involuntary termination or if the term of his contract is not extended.

  The Company has established a severance plan for the benefit of certain employees and officers whose positions are terminated under certain circumstances following a change in control of the Company. Under the severance plan, key executives of the rank of Senior Vice President and above, as well as certain other officers, would receive three times the sum of their annual salary and the greater of their average bonus awards, together with any special awards, over the last three years or their targeted bonus in effect at the time of the change in control, if they are terminated within three years of a change in control. Certain other key employees would receive two times the sum of their annual salary and the greater of their average bonus awards, together with any special awards, over the last three years or their targeted bonus in effect at the time of the change in control, if they are terminated within three years of a change in control.

                             Certain Transactions

  Governor Baliles, a director of the Company, is a partner in the law firm of Hunton & Williams. Hunton & Williams provided legal services to the Company during the last fiscal year.

     PROPOSAL TO APPROVE INCREASE IN SHARE AUTHORIZATION FOR THE EMPLOYEE STOCK PURCHASE AND ACCUMULATION PLAN BY 400,000 SHARES AND TO EXTEND THE
              TERMINATION DATE OF THE PLAN TO DECEMBER 31, 2006.
                                 (PROPOSAL 2)

  The Company proposes that the stockholders approve an increase in the share authorization for the Employee Stock Purchase and Accumulation Plan ("Stock Purchase Plan") and extend the termination date of the Stock Purchase Plan from December 31, 2001 to December 31, 2006. On February 1, 2001, subject to stockholder approval, the Board of Directors approved a resolution to increase the number of shares available for issuance under the Stock Purchase Plan by an additional 400,000 shares of Company Common Stock, subject to future adjustment as provided in the Stock Purchase Plan. The Board believes this increase is necessary in order to make shares available for future purchases by the Company's employees under the Stock Purchase Plan. It is anticipated that, at the current rate of usage, all of the shares presently available for issuance under the Stock Purchase Plan will be exhausted by June 30, 2002. The Board of Directors also approved a resolution to extend the termination date of the Stock Purchase Plan, currently set for December 31, 2001, to December 31, 2006.

  The increase in shares and extended termination date for the Stock Purchase Plan are being presented to the stockholders of the Company for approval to enable such plan to qualify under Section 423 of the Tax Code. A discussion of the tax consequences under the Stock Purchase Plan is set forth below.

                      Summary of the Stock Purchase Plan

  The following paragraphs summarize the principal features of the Stock Purchase Plan. This summary is subject to the terms of the Stock Purchase Plan. The Company will provide, upon request and without charge, a copy of the full text of the Stock Purchase Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: Stephen B. Clarkson, Secretary, Newport News Shipbuilding Inc., 4101 Washington Avenue, Newport News, Virginia 23607.

  Purpose. The purpose of the Stock Purchase Plan is to permit employees of the Company to purchase and accumulate stock in the Company over a period of time at a discount in order to continue to attract and retain for the long term a group of dedicated and reliable employees. In the opinion of the Board of Directors, the Stock Purchase Plan provides an attractive incentive to employees and promotes greater interest by such employees in the future growth and success of the Company.

  Term. The Stock Purchase Plan was adopted effective April 1, 1997 and was amended and restated effective January 1, 1998. The Initial Offering Period (as defined by the plan) commenced on April 1, 1997 and ended December 31, 1997. Subsequent to the Initial Offering Period, the plan provides for four consecutive, one-year Offering Periods (as defined by the plan), commencing on January 1 of each calendar year and ending on December 31 of the same calendar year.

  Administration. The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has authority to establish rules and regulations for the administration of the Stock Purchase Plan, and its interpretations and decisions with regard to the plan are final.

  Participation. Participation in the Stock Purchase Plan is open to all active employees of the Company and its Subsidiaries (as defined by the plan). As of March 1, 2001, approximately 17,000 persons were eligible to participate in the Stock Purchase Plan; however, no employee is eligible who would own, after purchasing Company Common Stock under the plan, shares of capital stock of the Company equaling 5% or more of the total combined voting stock of the Company.

  Shares Available For Issuance. The proposed amendment would increase the total number of shares of Company Common Stock authorized for issuance under the Stock Purchase Plan by 400,000, to 2,050,000 shares. Such shares will consist of treasury shares, shares held in the Company's Stock Employee Compensation

Trust or authorized and unissued shares of Company Common Stock. Currently, approximately 220,000 shares of Company Common Stock remain available for issuance under the Stock Purchase Plan. Upon approval of the proposed increase, approximately 620,000 shares will be available for issuance under the Stock Purchase Plan.

  Purchase Of Company Common Stock. As of each Grant Date (as defined by the plan), eligible employees are entitled to allocate payroll deductions ranging from a minimum of $10 per month up to an overall annual maximum amount of $21,250. Participants' payroll deductions are invested in shares of Company Common Stock on the last business day of each calendar quarter (the "Exercise Date"). Shares are purchased from the Company at 85% of the lower of the Fair Market Value (as defined by the plan) of Company Common Stock on (i) the Grant Date for the particular quarter or (ii) the Exercise Date for the quarter. Shares purchased under the Stock Purchase Plan on an Exercise Date must be held in the employee's account until two years from the Exercise Date.

  Termination Of Participation. Participation in the Stock Purchase Plan is canceled (i) at any time upon the election of the employee or (ii) on the date that such person ceases to be an employee of the Company or any of its Subsidiaries. Any funds deposited by the employee prior to such cancellation are used to purchase stock on the next Exercise Date. An employee who elects to cancel participation may not rejoin the Stock Purchase Plan until the next Offering Period.

  Transferability. The rights of employees participating in the Stock Purchase Plan are not transferable other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee or by the employee's guardian or legal representative. No rights or payroll deductions of a participating employee are subject to execution, attachment, levy, garnishment or similar process.

  Amendment. The Board of Directors of the Company may amend, suspend or terminate the Stock Purchase Plan at any time; provided, however, that no amendment may increase or decrease the number of shares authorized for issuance under the plan, except as provided by its terms. In addition, except to conform the plan to the requirements of the Tax Code, no amendment may (i) change the formula for determining the Exercise Price per share, (ii) withdraw the administration of the plan from the Committee, (iii) affect the rights of participating employees to purchase stock on an Exercise Date with funds previously credited to Plan Accounts (as defined by the plan) or (iv) cause the Stock Purchase Plan not to meet the requirements of Section 423(b) of the Tax Code.

                    Tax Aspects of the Stock Purchase Plan

  The following discussion of certain federal income tax consequences of the Stock Purchase Plan is based on the Tax Code provisions in effect on the date of this proxy statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to United States tax consequences. Tax consequences may vary depending on the personal circumstances of individual employees.

  If the amendment to the Stock Purchase Plan is approved by the stockholders at the Annual Meeting, the additional shares available under the Stock Purchase Plan will qualify under Section 423 of the Tax Code. As such, the amount of the discount will not be taxed until the employee disposes of the stock, and the determination of the ordinary and capital portion of the resulting gain or loss will depend on the length of time the employee held the stock. The Company will be entitled to a deduction equal to the amount of the employee's ordinary income if the disposition occurs within two years of the applicable Grant Date; otherwise the Company will have no tax consequences.

                             Current Participation

  The 2001 enrollment period for the Stock Purchase Plan ended on December 15, 2000 and 3,900 employees elected to participate in the plan. The Company is unable to determine prospective benefits that may be received by participants in the Stock Purchase Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK PURCHASE PLAN BY 400,000 SHARES AND TO EXTEND THE TERMINATION DATE OF THE STOCK PURCHASE PLAN TO DECEMBER 31, 2006.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is composed of five directors, each of whom is "independent" within the meaning of Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. The Committee operates under a written charter first adopted by the Board of Directors on May 18, 2000 and reviewed and reassessed annually. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

  The Committee meets regularly with the independent auditors, with and without management present, to review and discuss with the auditors the results of their examination and their assessment of the Company's internal controls and the overall quality of the Company's financial reporting systems and processes. The Committee reviews the Company's financial statements and reporting processes, including its system of internal controls and financial information contained in the Company's Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Committee monitors and oversees these processes. In fulfilling its responsibilities, the Committee has reviewed and discussed with management and Arthur Andersen LLP, the Company's independent auditors, the audited financial statements of the Company for the year ended December 31, 2000.

  The Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU (S) 380). The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors the auditors' independence from the Company and its management, including relationships, services and other matters that could affect the objectivity and independence of the auditors. The Committee has considered whether provision by the auditors of the services described below under the captions "Audit Fees", "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining their independence as the independent auditors of the Company.

  Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year then ended, for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Stephen R. Wilson (Chairman)
                                          Hon. Charles A. Bowsher
                                          Leon A. Edney
                                          Hon. Shirley Ann Jackson
                                          Hon. Joseph J. Sisco

                             SELECTION OF AUDITORS
                                 (PROPOSAL 3)

  The Board of Directors has appointed Arthur Andersen LLP, the Company's current independent certified public accountants, to serve as the independent certified public accountants of the Company and its subsidiaries for 2001. Although the appointment of Arthur Andersen LLP is not required to be submitted to the stockholders for approval, the Board of Directors has elected to solicit the stockholders' views on the matter. Stockholders are requested to ratify this appointment. In the event of a negative vote by the stockholders, the Board of Directors intends to reconsider its decision. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                  Audit Fees

  Arthur Andersen LLP billed to the Company fees aggregating $840,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during the year 2000.

         Financial Information Systems Design and Implementation Fees

  No fees were paid by the Company to Arthur Andersen LLP during 2000 in connection with financial information systems design and implementation.

                                All Other Fees

  During 2000, Arthur Andersen LLP billed to the Company fees for professional services, other than those described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", aggregating $1,205,000. These services included tax planning and preparation of tax returns, employee benefit plan audits and evaluation of the effects of various accounting expenses and changes in professional standards.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2001.

            STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

  In order for a stockholder to nominate a candidate for election as a director of the Company or to propose other business to come before the Company's 2002 Annual Meeting of Stockholders, such nomination or proposal must be received by the Secretary of the Company at its principal executive offices at 4101 Washington Avenue, Newport News, Virginia 23607, not later than March 8, 2002 in accordance with the Company's Bylaws. Any proposal submitted by a stockholder for inclusion in the proxy materials for the Company's Annual Meeting of Stockholders in 2002 must be delivered to the Secretary of the Company at the foregoing address, in accordance with Securities and Exchange Commission Rule 14a-8, not later than December 12, 2001.

  The Company's bylaws establish advance notice procedures for stockholders to make nominations for candidates for election as directors or to bring other business before an Annual Meeting of Stockholders (the "Advance Notice Procedure"). The Advance Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a person who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Advance Notice Procedure also provides that at an Annual Meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. For a stockholder notice to be timely it must be received by the Secretary of the Company at the Company's principal executive offices not later than the close of business on the 70th day nor earlier than the close of business on the 90th day prior to the anniversary of the preceding year's Annual Meeting. In the event that the date of an Annual Meeting is more than 20 days before or more than 70 days after the anniversary date of the prior year's Annual Meeting, to be considered timely, notice by a stockholder must be delivered to the Corporate Secretary not sooner than the close of business on the 90th day prior to the upcoming Annual Meeting and not later than the close of business on the later of either the 70th day prior to the upcoming Annual Meeting or the 10th day following the day on which the Company first publicly announces the date of the upcoming Annual Meeting in a press release that is reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document such as a proxy statement, registration statement, annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K publicly filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act").

  A stockholder's notice proposing to nominate a person for election as a director must set forth (a) all information relating to the nominee that is required to be disclosed in a solicitation of proxies for election of directors in an election contest, or is otherwise required under Regulation 14A under the Exchange Act (and the nominee's written consent to being named in the proxy statement as a nominee and to serve as a director if elected),
(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of the stockholder proposing the nomination, as they appear in the Company's books, and such beneficial owner, if any, (ii) the class and number of shares of the Company's stock that are beneficially owned by the stockholder, and such beneficial owner, if any, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose the nomination and (iv) a representation whether or not the stockholder or such beneficial owner, if any, intends or is part of a group that intends to
(a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of the nomination. In addition, the Company may require any proposed nominee to furnish other information that is reasonably necessary in order for the Company to determine the eligibility of the proposed nominee to serve as a director of the Company.

  A stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder, including, without limitation, (a) a reasonably complete and specific description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting, and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment,
(b) the name and record address of the stockholder proposing the business, as they appear in the Company's books, and of the beneficial owner, if any, on whose behalf the proposal is being made, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and by such beneficial owner, if any, (d) a description of any important interest of the stockholder and such beneficial owner, if any, in the business being proposed,
(e) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) a representation whether or not the stockholder or such beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding stock that is required to approve or adopt the proposal and/or otherwise solicit proxies from stockholders in support of the proposal.

  If the chairman of the meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with these Advance Notice Procedures, the chairman may declare the nomination or other business out of order and it will not be considered further.

                                 OTHER MATTERS

  As of the date of this proxy statement, management knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxies.

  Whether or not you expect to attend the Annual Meeting in person, you are requested to mark, date and sign the enclosed proxy card and return it to the Company in the enclosed envelope, or grant your proxy by telephone or Internet, as explained on the proxy card.

  If you choose to mail in your proxy card, please sign it exactly as your name appears on the card.

  You may revoke your proxy by delivering a written notice of revocation or a later dated proxy to Stephen B. Clarkson, the Secretary of the Company, at its principal executive offices at 4101 Washington Avenue, Newport News, Virginia 23607, at any time before the proxy is exercised, or by attending the Annual Meeting and voting in person.

                                      /s/ Stephen B. Clarkson
                                      Stephen B. Clarkson
                                      Vice President, General Counsel and
                                      Secretary

April 13, 2001

APPENDIX A

                                CHARTER OF THE
                              AUDIT COMMITTEE OF
                        NEWPORT NEWS SHIPBUILDING INC.

I. Authority

  The Audit Committee ("Committee") of Newport News Shipbuilding Inc. ("Corporation") is established, pursuant to Section 6 of the Amended and Restated Bylaws of the Corporation, to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by monitoring the Corporation's financial reporting processes, including its system of internal controls over financial operations and books and records.

II. Membership

  The Committee shall be comprised of not less than three members of the Board. The Board shall select each member and designate the Committee's Chair, who shall be one of its members. Members of the Committee shall serve for one year or until their successors are duly elected and qualified. The Committee shall be composed of directors of the Corporation who meet the independence requirements of the Rules of the New York Stock Exchange ("NYSE").

  Each member of the Committee shall be financially literate, as such qualification is interpreted by the Corporation's Board in its business judgment, in accordance with the Rules of the NYSE. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, in accordance with the Rules of the NYSE.

  The duties and responsibilities of a member of the Committee contained herein shall be in addition to those required for a member of the Board.

III. Responsibilities

  In carrying out its responsibilities, the Committee shall report directly to the Board; provide a direct and open avenue of communication among the Corporation's independent accountants, management, the personnel performing the internal auditing function and the Board; and monitor the Corporation's financial reporting processes, including its internal control systems and books and records.

  The Board recognizes that the Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the Corporation's independent accountants are responsible for auditing those financial statements. Additionally, the Board recognizes that management of the Corporation are full-time employees of the Corporation and have more knowledge and more detailed information on the Corporation than do Committee members. Further, the Board recognizes that the independent accountants perform an examination of the Corporation's annual financial statements, including a review of its internal control systems and books and records, as well as the Corporation's quarterly financial statements. Consequently, in carrying out its oversight responsibilities, the Board recognizes that the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the work of the Corporation's independent accountants.

  Some specific responsibilities consistent with the Committee's role as stated above include:

  1. Discussing with the Corporation's independent accountants their ultimate accountability to the Board and the Committee.

  2. Reviewing and reassessing this Charter of the Committee ("Charter") on an annual basis and, as appropriate, recommending changes in the Charter to the Board.

  3. Reviewing the performance of the Corporation's independent accountants and making recommendations to the Board on appointment, subject to ratification by the stockholders, or replacement of the Corporation's independent accountants.

  4. Approving or ratifying the fees and other compensation to be paid to, and the range and cost of audit and non-audit services performed by, the Corporation's independent accountants.

  5. Assuring that the Corporation's independent accountants submit at least annually to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation; engaging in a dialogue with the Corporation's independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and, as appropriate, recommending that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

  6. Periodically consulting with the Corporation's independent accountants and the personnel performing the internal auditing function, out of the presence of the Corporation's management, about the Corporation's internal control system and books and records.


  7. Arranging for the Corporation's independent accountants to be available to the full Board at least annually to help provide a basis for the Board to select the independent accountants for the Corporation and to discuss any other appropriate matters.

  8. Meeting with the independent accountants, without management present and also, if necessary, with management present, and monitoring:


    . the scope and fee of the engagement, including approving or ratifying the independent accountants' annual engagement letter;

    . the Corporation's financial reporting, including reviewing and discussing the audited annual financial statements and quarterly unaudited financial statements with management. In addition, the Committee shall discuss with the independent accountants relevant matters in Statement on Auditing Standards No. 61, as may be modified or supplemented, including the independent accountants' judgments about the quality, and not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting; and appropriate underlying estimates in its financial statements. Further, the Chair of the Committee shall discuss with the independent accountants the relevant matters in Statement on Auditing Standards No. 71, as may be modified or supplemented, including the independent accountants' judgments about significant events, transactions, and changes in accounting estimates considered by the independent accountants in performing their reviews of the Corporation's unaudited interim financial statements;

    .  results of the audit; and

    . the independent accountants' annual audit plans, reports, management letters and management's reply.

  9. Monitoring the Corporation's system of internal controls and books and records with respect to related party transactions.

  10. Reviewing any request by management for consulting or any other services to be performed by any accounting consultants, including the Corporation's independent accountants.

  11. Monitoring management's compliance with the Corporation's Business Conduct Policy.

  12.  Monitoring the internal audit function of the Corporation.

  13. Following completion of the Corporation's annual audit, discussing separately with the Corporation's management, the independent accountants and the personnel performing the internal auditing function any restrictions on the scope of the audit or cooperation, the nature and extent of any significant changes in accounting principles or their application, and the schedule of any audit differences.

  14. Conducting special reviews into any matters within the Committee's scope of responsibilities and reporting the results, with any appropriate recommendations to the Board. The Committee shall have the authority to select and retain its own counsel, consultants, accountants and other experts to assist it in conducting such special reviews.

  15. Maintaining minutes and other records of meetings and activities of the Committee.

  16. Including in the Corporation's proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Committee pursuant to the SEC's regulations for such reports which require that the report state whether or not the Committee (1) "has reviewed and discussed the audited financial statements with management," (2) "has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified or supplemented," (3) "has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence," and (4) based on the review and discussions referred to above, "recommended to the [Board] that the audited financial statements be included in the [Corporation's] Annual Report on Form 10-K . . . for the last fiscal year."

  17. Performing any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV. Committee Meetings

  The Committee shall meet at least quarterly, or more frequently as circumstances dictate at the discretion of the Chair. The Committee shall establish an agenda for each meeting. The Committee may ask representatives of the Corporation's management and/or others to attend Committee meetings and to provide pertinent information as appropriate.

V. Meetings with the Board of Directors

  The Committee shall meet regularly with the Board at such times as the Committee deems appropriate to discuss the status of its work. The Committee will provide the Board with a report of its activities following each meeting of the Committee at the next regularly scheduled meeting of the Board, or sooner depending on the circumstances.

VI. Access to the Corporation and Resources

  The Committee shall have access to all Corporation books, records, facilities and personnel needed to perform its responsibilities, including meetings with the independent accountants, the personnel performing the internal auditing function, General Counsel's office and any other personnel deemed necessary. The Committee shall be provided the resources necessary to discharge its responsibilities.

VII. Certification

  This Charter of the Audit Committee, as amended, was duly approved and adopted by the Board on the 18th day of May, 2000.

                                       /s/ Stephen B. Clarkson
                                       _____________________
                                       Secretary

                                     NOTES

                        [NEWPORT NEWS SHIPBUILDING LOGO]

P R O X Y

                         NEWPORT NEWS SHIPBUILDING INC.

  Proxy Solicited by the Board of Directors for the Annual Meeting May 18, 2001

     The undersigned hereby appoints William P. Fricks, Stephen B. Clarkson, Douglas P. DeMoss and Dean C. Berry, severally and not jointly, proxies, with full power of substitution in each, to vote, as designated below, all shares of Common Stock of NEWPORT NEWS SHIPBUILDING INC. owned of record by the undersigned, and which the undersigned is entitled to vote, on all matters which may come before the Annual Meeting of Stockholders to be held on May 18, 2001, at the Crowne Plaza Richmond Hotel, 555 East Canal Street, Richmond, Virginia 23219, at 10:00 a.m. local time and any adjournments or postponements thereof unless otherwise specified herein. Change of Address:


                                           ----------------------------------


                                           ----------------------------------


                                           ----------------------------------
                                           (If you have written a change of
                                           address in the above space, please
                                           mark the corresponding box on the
                                           reverse side of this card.)




Your vote is very important. You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box, if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card or submit your proxy via telephone or the Internet, as instructed below.

                                                            SEE REVERSE
                                                               SIDE

--------------------------------------------------------------------------------
                       o  FOLD AND DETACH HERE o



[Newport News Shipbuilding Logo]

                                ADMISSION TICKET
                         ANNUAL MEETING OF STOCKHOLDERS

If you plan to attend the 2001 Annual Meeting of Stockholders, please mark the appropriate box on the reverse of the attached proxy card. The meeting will be held on Friday, May 18, 2001, at the Crowne Plaza Richmond Hotel, 555 East Canal Street, Richmond, Virginia 23219. The meeting will begin promptly at 10:00 a.m. local time.

       TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

                                     AGENDA

1.      Re-elect two Class II directors to the Company's Board of Directors.
2. Amend the Company's Employee Stock Purchase and Accumulation Plan to increase shares available by 400,000 and to extend the termination date of the Plan to December 31, 2006.
3.      Ratify Arthur Andersen LLP as the Company's Independent Accountants for
        2001.
4.      TRANSACT SUCH OTHER BUSINESS AS SHALL BE PROPERLY BROUGHT BEFORE THE
        MEETING.

It is important that your shares be represented at the meeting. Whether or not you intend to attend the meeting in person, to make sure your shares are represented, we urge you to complete, sign and mail the proxy card or vote your shares via telephone or the Internet.

[x] Please mark your votes as
    in this example.

       The Board of Directors of Newport News Shipbuilding Inc. recommends that you vote FOR the following proposals.

              FOR        WITHHELD      Nominees for Class II:       2. To increase by 400,000 the      FOR   AGAINST  ABSTAIN
              [ ]          [ ]                                         number of shares authorized for [ ]     [ ]     [ ]
1. Election of                         01. Leon A. Edney, Admiral      issuance under the
    Directors                              (Ret.)                      Newport News Employee Stock
                                       02. Hon. Joseph J. Sisco        Purchase and Accumulation
                                                                       Plan and to extend the termination
                                                                       date of the Plan to
                                                                       December 31, 2006.

For, except vote withheld from the following nominee:
                                                                    3. To ratify  the appointment      [ ]     [ ]     [ ]
                                                                       by the Board of Directors
                                                                       of Arthur Andersen LLP
                                                                       as Newport News'
                                                                       independent accountants
                                                                       for 2001.
------------------------------------------------------
                                                                    Change of address on   [ ]         I plan to    [ ]
                                                                    reverse side                       attend the
                                                                                                       Annual Meeting

                                                       This proxy, when properly
                                                       executed, will be voted
                                                       in the manner directed
                                                       herein by the undersigned
                                                       stockholder. If no
                                                       directions are given,
                                                       this proxy will be voted
                                                       FOR Proposals Nos. 1
                                                       through 3. The proxy
                                                       holders named above will
                                                       vote in their discretion
                                                       on any other matter that
                                                       may properly come before
                                                       the meeting.

                                                       Please sign exactly as
                                                       name appears hereon. If
                                                       more than one owner, each
                                                       must sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such.




               -----------------------------------------------------------------


               -----------------------------------------------------------------
                   SIGNATURE (S)                                 DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



Dear Stockholder:

Newport News Shipbuilding Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can submit a proxy electronically 24 hours a day, 7 days a week through the Internet or by telephone. This eliminates the need to return the proxy card.

To submit a proxy electronically you must use the voter control number. The voter control number is the series of numbers printed in the box above, just below the perforation. This voter control number must be used to access the system.

1. To submit a proxy over the Internet:
   o Log on to the Internet and go to the web site http://www.eproxyvote.com/nns

2. To submit a proxy over the telephone:
   o On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

Your electronic proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to submit a proxy electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                         NEWPORT NEWS SHIPBUILDING INC.

                   EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN




                       Originally Effective April 1, 1997


                 Amended and Restated Effective January 1, 1998

                         NEWPORT NEWS SHIPBUILDING INC.
                   EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN


                               Table of Contents
                               -----------------

Section                                                  Page
-------                                                  ----

ARTICLE I.    DEFINITIONS

              1.01.  Administrator......................   1
              1.02.  Base Pay...........................   1
              1.03.  Board..............................   1
              1.04.  Business Day.......................   1
              1.05.  Code...............................   1
              1.06.  Committee..........................   1
              1.07.  Common Stock.......................   1
              1.08.  Company............................   1
              1.09.  Election Form......................   1
              1.10.  Eligible Employee..................   1
              1.11.  Exercise Date......................   1
              1.12.  Exchange Act.......................   2
              1.13.  Fair Market Value..................   2
              1.14.  Five Percent Shareholder...........   2
              1.15.  Grant Date.........................   2
              1.16.  Offering Period....................   2
              1.17.  Option.............................   3
              1.18.  Participant........................   3
              1.19.  Plan...............................   3
              1.20.  Plan Account.......................   3
              1.21.  Subsidiary.........................   3
              1.22.  United States Corporation..........   3
              1.23.  Voice Response System..............   3

ARTICLE II.   PURPOSE...................................   3

ARTICLE III.  ADMINISTRATION............................   4

ARTICLE IV.   ELIGIBILITY...............................   5

ARTICLE V.    BASE PAY DEDUCTIONS

              5.01.  Amount of Deduction................   6
              5.02.  Plan Account.......................   6
              5.03.  Changes in Payroll Deductions......   7

                         NEWPORT NEWS SHIPBUILDING INC.
                   EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN


                               Table of Contents
                               -----------------

Section                                                  Page
-------                                                  ----
              5.04.  Application of Funds...............   7

ARTICLE VI.   OPTION GRANTS

              6.01.  Number of Shares...................   8
              6.02.  Option Price.......................   8

ARTICLE VII.  EXERCISE OF OPTION

              7.01.  Automatic Exercise.................   9
              7.02.  Fractional Shares..................   9
              7.03.  Pro Rata Exercise..................   9
              7.04.  Nontransferability.................  10
              7.05.  Employee Status....................  10
              7.06.  Employee Statements................  10
              7.07.  Delivery of Stock..................  10
              7.08.  Vesting and Rights as a
                       Shareholder......................  10

ARTICLE VIII. SALE OF COMMON STOCK......................  11

ARTICLE IX.   TERMINATION OF PLAN PARTICIPATION

              9.01.  Voluntary Termination of
                       Participation....................  12
              9.02.  Termination of Employment..........  12
              9.03.  Automatic Exercise.................  12
              9.04.  Subsequent Participation...........  12

ARTICLE X.    STOCK SUBJECT TO PLAN

              10.01.  Shares Issued.....................  13
              10.02.  Aggregate Limit...................  13
              10.03.  Annual Limit......................  13
              10.04.  Reallocation of Shares............  13

ARTICLE XI.   ADJUSTMENT UPON CHANGE IN COMMON STOCK....  14

                         NEWPORT NEWS SHIPBUILDING INC.
                   EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN


                               Table of Contents
                               -----------------

Section                                                  Page
-------                                                  ----
ARTICLE XII.  COMPLIANCE WITH LAW AND
              APPROVAL OF REGULATORY BODIES.............  15

ARTICLE XIII. GENERAL PROVISIONS

              13.01.  Effect on Employment..............  15
              13.02.  Unfunded Plan.....................  16
              13.03.  Rules of Construction.............  16

ARTICLE XIV.  AMENDMENT.................................  16

ARTICLE XV.   DURATION OF PLAN..........................  17

                        NEWPORT NEWS SHIPBUILDING INC.
                  EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN
                  -------------------------------------------


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Base Pay, for a Participant, means the regular compensation and commissions earned during each payroll period, before any deductions or withholding, but excluding overtime pay, bonuses, amounts paid as reimbursements of expenses and other additional compensation, under rules uniformly applied by the Company and all Subsidiaries to all Eligible Employees similarly situated.

1.03.  Board means the Board of Directors of the Company.

1.04. Business Day means any day on which the New York Stock Exchange is open for business.

1.05.  Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.  Committee means the Compensation and Benefits Committee of the Board.

1.07.  Common Stock means the common stock of the Company, $.01 par value.

1.08.  Company means Newport News Shipbuilding Inc.

1.09. Election Form means the form prescribed by the Administrator on which a Participant may authorize a reduction in his Base Pay in accordance with
       Article V.

1.10. Eligible Employee means any employee of the Company or a Subsidiary who is eligible to participate in the Plan pursuant to Article IV.

1.11. Exercise Date means the last Business Day of each calendar quarter, or any other date specified by the Administrator as an Exercise Date.

1.12. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.13. Fair Market Value means, on any given date, the average of the high and low sales price per share of Common Stock as quoted on the New York Stock Exchange as reported by such source as may be selected by the Administrator. If the Common Stock was not traded on the date of reference, Fair Market Value shall be determined as of the next preceding day that the Common Stock was traded.

1.14. Five Percent Shareholder means any individual who, immediately after the grant of an option (whether or not granted under this Plan), owns more than five percent of the total combined voting power or value of all classes of stock of the Company, a Subsidiary, or any "parent" (within the meaning of Section 424 of the Code), of the Company. An individual shall be considered to own any voting stock owned (directly or indirectly), by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly), by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary. Stock which the individual may purchase under outstanding options (whether or not granted under this Plan), shall be treated as stock owned by the individual.

1.15. Grant Date means the first Business Day of each calendar quarter, or any other date specified by the Administrator as a Grant Date.

1.16. Offering Period means the period from April 1, 1997 through December 31, 1997 and any twelve-month period thereafter beginning on January 1 of a particular calendar year and ending on December 31 of such calendar year or any other period specified by the Administrator as an Offering Period.

1.17. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock on the terms and conditions prescribed by the Plan.

1.18. Participant means an Eligible Employee who elects to receive an Option.

1.19. Plan means the Newport News Shipbuilding Inc. Employee Stock Purchase & Accumulation Plan.

1.20. Plan Account means an account maintained by the Company or its designated recordkeeper for each Participant to which payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged, and to which shares of Common Stock purchased are credited.

1.21. Subsidiary means any United States Corporation that is a "subsidiary" (within the meaning of Section 424 of the Code) of the Company on the applicable Grant Date.

1.22. United States Corporation means a corporation incorporated under the laws of any state in the United States, which conducts business operations primarily in the United States.

1.23. Voice Response System means the voice response system established by the Company or a Subsidiary under which a Participant may elect to participate in the Plan or establish, change or terminate a payroll deduction authorization.


                                  ARTICLE II

                                    PURPOSE
                                    -------

       The Plan is intended to encourage employee stock ownership and accumulation and thereby assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 423 of the Code. No Option shall be invalid for failure to qualify under Section 423 of the Code. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                ADMINISTRATION
                                --------------


       The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

       The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                  ARTICLE IV

                                  ELIGIBILITY
                                  -----------


       Each active employee of the Company or a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan), as determined under policies uniformly applied by the Company and all Subsidiaries, is eligible to participate in the Plan. Directors of the Company or a Subsidiary who are active employees of the Company or a Subsidiary may participate in this Plan. No employee who is considered by the Company or a Subsidiary to be either a leased employee or an independent contractor shall be eligible to participate in this Plan. An employee who has satisfied the requirements set forth in the preceding sentences of this Article IV becomes a Participant by completing an Election Form and returning it to the Administrator or the recordkeeper designated by the Administrator or by responding to the enrollment procedures of the Voice Response System.

                                   ARTICLE V
                              BASE PAY DEDUCTIONS
                              -------------------

5.01.  Amount of Deduction.  A payroll deduction shall be made from the Base
Pay of each Participant for each payroll period. The amount of such deduction shall be the percentage or dollar amount specified by the Participant on his Election Form or through the payroll deduction procedures of the Voice Response System. The minimum payroll deduction per month shall be $10.00 U.S. (or the equivalent thereof in other currencies) and the maximum payroll deduction per calendar year shall be $21,250 U.S. (or the equivalent thereof in other currencies). A Participant may contribute to the Plan only by payroll deduction. If a Participant's Base Pay is insufficient in any pay period for the entire payroll deduction specified by the Participant to be made, no deduction shall be made for such pay period. Payroll deductions will resume with the next pay period in which the Participant has Base Pay sufficient to allow for the deduction. Payroll deductions under the Plan shall be made in any pay period only after all other withholdings, deductions, garnishments and the like have been made, and only if the remaining pay is sufficient to allow the entire payroll deduction elected. A Participant's Election Form or Voice Response System payroll deduction election will continue to be effective, and amounts will be deducted from the Participant's Base Pay, until the Election Form or Voice Response System election is changed in accordance with Section
5.03 or the Participant withdraws from the Plan or his participation otherwise ends in accordance with Article IX.

5.02.  Plan Account.  A Plan Account shall be established for each
Participant. All amounts deducted from a Participant's Base Pay shall be credited to his Plan Account. No interest will be paid or credited to the Plan Account of any Participant; provided, however, that, as determined by the Administrator, interest may be paid on any and all money which is distributed under circumstances described in Section 7.03.

5.03. Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Section 9.01. Except as provided in
Section 9.01, a Participant's direction to change the percentage or amount of the deduction specified on his Election Form or through the Voice Response System shall be effective as of the first day of the Offering Period following the Offering Period in which Participant's direction is delivered in writing to the Administrator or entered in the Voice Response System.

5.04. Application of Funds. All amounts of Base Pay received or held by the Company under the Plan before the purchase of shares of Common Stock or the termination of the Plan shall be held by the Company.

                                  ARTICLE VI

                                 OPTION GRANTS
                                 -------------


6.01. Number of Shares. Each Eligible Employee who is a Participant on a Grant Date shall be granted an Option as of that Grant Date. The number of shares of Common Stock subject to such Option shall be determined by dividing the option price into the balance credited to the Participant's Plan Account as of the applicable Exercise Date. Notwithstanding the preceding sentence, no Participant will be permitted to purchase in any calendar year a number of shares of Common Stock with a Fair Market Value (determined, with respect to each such share, as of the Grant Date for the Option under which the applicable share was purchased) in excess of $25,000 U.S. (or the equivalent thereof in other currencies). Any portion of the balance credited to the Participant's Plan Account that cannot be applied to the purchase of shares of Common Stock due to the limit in the preceding sentence shall remain in the Plan Account and be applied to the option price of one or more Options granted in the following calendar year. The provisions of this Section 6.01 shall be interpreted in accordance with Code Section 423(b)(8).

6.02. Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be the lesser of (i) eighty-five percent of the Fair Market Value on the applicable Grant Date or (ii) eighty-five percent of the Fair Market Value on the applicable Exercise Date.

                                  ARTICLE VII

                              EXERCISE OF OPTION
                              ------------------

7.01.  Automatic Exercise.  Subject to the provisions of Articles IX, X and
XII, each Option shall be exercised automatically as of the applicable Exercise Date for the number of shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant's Plan Account.

7.02. Fractional Shares. Fractional shares may be credited to a Participant's Plan Account but will not be delivered to a Participant under the Plan. Any fractional share remaining to the credit of the Participant's Plan Account after the exercise of an Option shall remain in the account and be added to any other fractional share credited to the Participant's Plan Account until the Plan Account is credited with a whole share of Common Stock. If necessary to close a Participant's Plan Account following a request under Section 7.07 or upon termination of a Participant's participation in the Plan, a cash payment in lieu of any fractional share credited to Participant's Plan Account shall be made.

7.03. Pro Rata Exercise. If, on an Exercise Date, Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under Section 10.02 or Section 10.03, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis. If the limit of Section 10.02 would be exceeded absent the reduction described in the preceding sentence, any excess payroll deductions shall be returned to the applicable Participant. If the limit of Section 10.03 would be exceeded absent the reduction described in the preceding sentence, any excess payroll deductions shall remain in the Plan Account and be applied to the option price of one or more Options granted in the following calendar year.

7.04. Nontransferability. Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.05.  Employee Status.  For purposes of determining the applicability of
Section 423 of the Code, and whether an individual is employed by the Company or a Subsidiary, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, family leave, layoff or other reasons shall not be deemed interruptions of continuous employment.

7.06. Employee Statements. As soon as practicable after each Exercise Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Exercise Date on behalf of such Participant.

7.07. Delivery of Stock. Subject to Articles X and XII, either Smith Barney Inc. or such other brokerage firm as may be designated by the Administrator from time to time will deliver certificates evidencing the Common Stock credited to a Participant's Plan Account as soon as practicable after the Participant requests such certificates. Notwithstanding the foregoing, certificates for shares of Common Stock will be delivered only after such shares are transferable in accordance with Section 7.08. Certificates will be issued in the name of the Participant or, if so requested by the Participant, jointly with another person or persons. Any request under this Section 7.07 may be made by a Participant's personal representative in the event the Participant dies or becomes incapacitated before making such a request.

7.08. Vesting and Rights as a Shareholder. Participant's interest in the Common Stock purchased upon the exercise of his Option shall be immediately nonforfeitable. Participant shall be treated as the record owner of shares of Common Stock purchased under the Plan as of the Exercise Date for such shares and shall be entitled to vote and receive dividends paid with respect to such shares on and after such Exercise Date. Subject to the provisions of Article XII, shares of Common Stock purchased upon the exercise of an Option granted (a) prior to January 1, 1998 shall be immediately transferable and (b) on or after January 1, 1998 shall be transferable as of the second anniversary of the Exercise Date on which such shares were purchased, except that shares may be sold prior to the second anniversary of the Exercise Date in the event of the Participant's death, retirement, disability, or layoff.

                                 ARTICLE VIII
                             SALE OF COMMON STOCK
                             --------------------

       For any Participant, the Company shall pay the brokerage costs incurred in one sale each calendar year of shares of Common Stock purchased under the

Plan provided that (i) the shares are sold by Smith Barney Inc. or such other brokerage firm as may be designated by the Administrator from time to time, and
(ii) in the case of Options granted prior to January 1, 1998, such shares have been held for at least two years from the Grant Date for such shares, and in the case of Options granted on or after January 1, 1998, such shares have been held for at least two years from the Exercise Date for such shares in accordance with
Section 7.07. A Participant is responsible for the brokerage costs incurred for any sale of Common Stock other than one described in the preceding sentence. Sales requested by a Participant in accordance with the first sentence of this
Article VIII shall occur as soon as administratively feasible after the receipt of such request, but neither the Administrator, the Company nor any subsidiary shall be liable for any delay or any losses, damages, expenses or any other claims of any kind resulting from such a delay.

                                  ARTICLE IX

                       TERMINATION OF PLAN PARTICIPATION
                       ---------------------------------


9.01. Voluntary Termination of Participation. A Participant may terminate his participation in the Plan by delivering written notice to that effect to the Administrator or the appropriate payroll office (if and as designated by the Administrator), or by using the payroll deduction termination procedures of the Voice Response System, in either case at least ten days before the next pay period. In that event, payroll deductions will cease as of the first day of such following pay period.

9.02. Termination of Employment. If a Participant's employment with the Company and the Subsidiaries terminates for any reason, his participation in the Plan and payroll deductions shall cease as of the date of termination.

9.03. Automatic Exercise. The balance credited to the Participant's Plan Account through the date payroll deductions cease under Section 9.01 or 9.02 shall be used to purchase shares of Common Stock on the applicable Exercise Date.

9.04. Subsequent Participation. A Participant who has terminated his participation under Section 9.01 may submit a new Election Form to the Administrator or enroll through the Voice Response System and resume participation in the Plan as of the first day of the next Offering Period, provided that the Administrator receives his Election Form or a Voice Response System enrollment is effected before the first day of such Offering Period or by any earlier date specified by the Administrator. Notwithstanding the foregoing, for any Participant who (a) is laid off or is on leave pursuant to the Family and Medical Leave Act and (b) is deemed by the Administrator under Section 9.05 to have undergone an interruption of continuous employment, payroll deductions will resume upon the Participant's again becoming an Eligible Employee in the same percentage or dollar amount in effect immediately prior to such leave of absence.

                                   ARTICLE X

                             STOCK SUBJECT TO PLAN
                             ---------------------


10.01. Shares Issued. Upon the exercise of any Option, the Company shall issue shares of Common Stock from its authorized but unissued Common Stock or Treasury Stock.

10.02. Aggregate Limit.  The maximum aggregate number of shares of Common
Stock that may be issued under this Plan pursuant to the exercise of Options is 2,600,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article XI.

10.03. Annual Limit. Notwithstanding Section 10.02, the Fair Market Value of Common Stock issued under the Plan in any calendar year, determined as of the date of issuance, may not exceed $25,000,000.

10.04. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                  ARTICLE XI

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK
                    --------------------------------------


       The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this
Article XI by the Board shall be final and conclusive.

       The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

                                  ARTICLE XII

                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES
                         -----------------------------

       No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                 ARTICLE XIII

                              GENERAL PROVISIONS
                              ------------------


13.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XIV

                                   AMENDMENT
                                   ---------


       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XV

                               DURATION OF PLAN
                               ----------------


       No Option may be granted under this Plan after the earliest of (i) the date the Plan is terminated by the Board, (ii) December 31, 2001, or (iii) the first date on which no more shares are available for purchase under the Plan. Options granted before the earliest date specified in the first sentence of this
Article XV shall remain valid in accordance with their terms.

                                             NEWPORT NEWS SHIPBUILDING INC.


                                             BY:________________________________
                                                     Senior Vice President


ATTEST:________________________________